EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (Registration No. 333-208272) of KeyCorp of our report dated June 22, 2016, relating to the financial statements of 401(k) Savings Plan of First Niagara for the year ended December 31, 2015, which appears in the Annual Report on Form 11-K of First Niagara Financial Group, Inc. filed June 22, 2016.

/s/ Insero & Co. CPAs, LLP

Insero & Co. CPAs, LLP Certified Public Accountants

Rochester, New York

August 1, 2016